Exhibit 99.1

UNIVERSAL HEALTH REALTY INCOME TRUST	Universal Corporate Center 367 S. Gulph Road P.O. Box 61558 King of Prussia, PA 19406 (610) 265-0688

FOR IMMEDIATE RELEASE CONTACT: Charles Boyle Chief Financial Officer (610) 768-3300	October 20, 2010

UNIVERSAL HEALTH REALTY INCOME TRUST

REPORTS 2010 THIRD QUARTER FINANCIAL RESULTS

Financial Results:

KING OF PRUSSIA, PA - Universal Health Realty Income Trust (NYSE:UHT) announced today that for the quarter ended September 30, 2010, net income was $3.4 million, or $.27 per diluted share, as compared to $4.6 million, or $.38 per diluted share, during the same quarter in the prior year. For the nine-month period ended September 30, 2010, net income was $12.2 million, or $1.00 per diluted share, as compared to $14.0 million, or $1.18 per diluted share, during the comparable nine-month period of the prior year.

Funds from operations (“FFO”) were $7.5 million, or $.61 per diluted share, during the third quarter of 2010 as compared to $8.3 million, or $.70 per diluted share, during the comparable quarter of the prior year. For the nine-month period ended September 30, 2010, FFO were $24.3 million, or $1.99 per diluted share, as compared to $24.8 million, or $2.09 per diluted share, during the comparable nine-month period of the prior year.

During the third quarter of 2010, as compared to the third quarter of 2009, our net income decreased $1.2 million, or $.11 per diluted share, and our FFO decreased $800,000, or $.09 per diluted share. The factors contributing to these decreases included the following: (i) a decrease of approximately $250,000, or $.02 per diluted share, from the previously disclosed expiration of a master lease agreement on a medical office building (“MOB”) located in Georgia (expired in June, 2010); (ii) a net decrease of approximately $200,000, or $.02 per diluted share, resulting primarily from reserves established in connection with certain tenant receivables at unconsolidated limited liability companies (“LLC”) that own MOBs in Nevada and Arizona, and; (iii) a net decrease of approximately $175,000, or $.01 per diluted share, from the operating losses sustained at a recently vacated single-tenant MOB located in Las Vegas, Nevada and the low occupancy at a MOB located in Phoenix, Arizona, which was acquired in March of 2010 by an unconsolidated LLC in which we hold a majority, non-controlling ownership interest. We continue to actively market the available space in the three MOBs mentioned above and are in various stages of negotiations with several prospective tenants. In addition, the new shares issued pursuant to our at-the-market equity issuance program (as disclosed below) had a dilutive effect of approximately $.01 on net income per diluted share and approximately $.02 on FFO per diluted share.

The third quarter dividend of $.605 per share was paid on September 30, 2010. At September 30, 2010, our shareholders’ equity was $143.4 million and our liabilities for borrowed funds were $80.1 million, including mortgage debt of consolidated entities, which is non-recourse to us, totaling $23.5 million.

Summerlin Medical Office Building III, which is located in Las Vegas, Nevada on the campus of Summerlin Hospital Medical Center (a majority-owned subsidiary of Universal Health Services, Inc.), was completed and opened during the first quarter of 2009. In connection with this MOB, which is owned by a LLC in which we hold a majority, non-controlling ownership interest, Summerlin Hospital Medical Center committed to a master lease agreement for a specified portion of the space. As a result of this master lease agreement, the LLC was considered a variable interest entity. Since we were the primary beneficiary, the financial results of this MOB were included in our financial statements on a consolidated basis prior to January 1, 2010. During the first quarter of 2010, the master lease threshold was met and, as a result, this MOB is accounted for as an unconsolidated LLC under the equity method beginning on January 1, 2010. During the three-month period ended September 30, 2009, this property generated approximately $355,000 of revenue, $125,000 of other operating expenses and $160,000 of combined interest and depreciation and amortization expense. During the nine-month period ended September 30, 2009, this property generated approximately $855,000 of revenue, $325,000 of other operating expenses and $380,000 of combined interest and depreciation and amortization expense There was no material impact on our net income as a result of the deconsolidation of this LLC.

Property Development Activity:

As of September 30, 2010, construction continued on the BRB Medical Office Building located in Kingwood, Texas. This MOB, which is owned by an LLC in which we hold a majority, non-controlling ownership interest, is scheduled to be opened later this month. Leasing activity for this MOB has been strong and we expect that the building will be substantially full upon its opening.

Equity Issuance Program:

During the fourth quarter of 2009, we commenced an at-the-market (“ATM”) equity issuance program pursuant to the terms of which we may sell, from time-to-time, common shares of our beneficial interest up to an aggregate sales price of $50 million to or through Merrill Lynch, Pierce, Fenner and Smith Incorporated (“Merrill Lynch”), as sales agent and/or principal. Pursuant to this ATM program, we issued 237,800 shares at an average price of $32.63 per share during the three-month period ended September 30, 2010, which generated approximately $7.5 million of net cash proceeds (net of compensation to Merrill Lynch and other various fees and expenses). During the nine-month period ended September 30, 2010, we issued 390,000 shares under this ATM program at an average price of $32.41 per share, which generated approximately $12.0 million of net cash proceeds. Since inception of this program, we have issued 574,600 shares at an average price of $32.05 per share, which generated approximately $17.4 million of net cash proceeds.

General Information, Forward-Looking Statements and Non-GAAP Financial Measures:

Universal Health Realty Income Trust, a real estate investment trust, invests in healthcare and human service related facilities including acute care hospitals, behavioral healthcare facilities, rehabilitation hospitals, sub-acute care facilities, surgery centers, childcare centers and medical office buildings. We have fifty-two real estate investments in fifteen states.

Funds from operations is a widely recognized measure of performance for Real Estate Investment Trusts (“REITs”). We believe that funds from operations and funds from operations per diluted share, which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we interpret the definition. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income determined in accordance with GAAP. In addition, FFO should not be used as: (i) an indication of our financial performance determined in accordance with GAAP; (ii) an alternative to cash flow from operating activities determined in accordance with GAAP; (iii) a measure of our liquidity, or; (iv) an indicator of funds available for our cash needs, including our ability to make cash distributions to shareholders. A reconciliation of our reported net income to FFO is shown below.

To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2009 and our Form 10-Q for the quarter ended June 30, 2010. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

The matters discussed in this report, as well as the news releases issued from time to time by us, include certain statements containing the words “believes”, “anticipates”, “intends”, “expects” and words of similar import, which constitute “forward-looking statements” within the meaning of Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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Universal Health Realty Income Trust

Consolidated Statements of Income

For the Three and Nine Months Ended September 30, 2010 and 2009

(amounts in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Revenues:
Base rental - UHS facilities	$3,298	$3,640	$9,882	$10,737
Base rental - Non-related parties	2,332	2,566	7,515	7,720
Bonus rental - UHS facilities	1,024	1,022	3,141	3,167
Tenant reimbursements and other - Non-related parties	492	639	1,651	2,064
Tenant reimbursements and other - UHS facilities	25	57	99	139

	7,171	7,924	22,288	23,827

Expenses:
Depreciation and amortization	1,599	1,623	4,778	4,747
Advisory fees to UHS	474	412	1,377	1,191
Other operating expenses	1,488	1,468	4,274	4,510

	3,561	3,503	10,429	10,448

Income before equity in income of unconsolidated limited liability companies (“LLCs”) and interest expense	3,610	4,421	11,859	13,379

Equity in income of unconsolidated LLCs	335	750	1,904	2,516

Interest expense, net	(558)	(600)	(1,575)	(1,876)

Net income	$3,387	$4,571	$12,188	$14,019

Basic earnings per share	$0.27	$0.38	$1.00	$1.18

Diluted earnings per share	$0.27	$0.38	$1.00	$1.18

Weighted average number of shares outstanding - Basic	12,323	11,884	12,170	11,873
Weighted average number of share equivalents	2	4	2	7

Weighted average number of shares and equivalents outstanding - Diluted	12,325	11,888	12,172	11,880

Calculation of Funds From Operations (“FFO”):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Net income	$3,387	$4,571	$12,188	$14,019

Plus: Depreciation and amortization expense:
Consolidated investments	1,573	1,598	4,680	4,674
Unconsolidated affiliates	2,506	2,126	7,388	6,151

Funds from operations (FFO)	$7,466	$8,295	$24,256	$24,844

Funds from operations (FFO) per share - Basic	$0.61	$0.70	$1.99	$2.09

Funds from operations (FFO) per share - Diluted	$0.61	$0.70	$1.99	$2.09

Dividend paid per share	$0.605	$0.595	$1.810	$1.780

Universal Health Realty Income Trust

Consolidated Balance Sheets

(dollar amounts in thousands, except share amounts)

(unaudited)

	September 30, 2010	December 31, 2009
Assets:

Real Estate Investments:
Buildings and improvements	$195,959	$207,597
Accumulated depreciation	(76,715)	(72,405)

	119,244	135,192
Land	19,348	19,348

Net Real Estate Investments	138,592	154,540

Investments in and advances to limited liability companies (“LLCs”)	78,106	61,934

Other Assets:
Cash and cash equivalents	1,061	3,038
Base and bonus rent receivable from UHS	2,032	2,039
Rent receivable - other	823	980
Deferred charges, notes receivable and intangible and other assets, net	6,561	6,294

Total Assets	$227,175	$228,825

Liabilities:

Line of credit borrowings	$56,600	$48,800
Mortgage notes payable, non-recourse to us	8,438	6,677
Mortgage, construction and other loans payable of consolidated LLCs, non-recourse to us	15,016	28,790
Accrued interest	159	142
Accrued expenses and other liabilities	2,370	2,251
Tenant reserves, escrows, deposits and prepaid rents	986	981

Total Liabilities	83,569	87,641

Equity:

Preferred shares of beneficial interest, $.01 par value; 5,000,000 shares authorized; none issued and outstanding	—	—
Common shares, $.01 par value; 95,000,000 shares authorized; issued and outstanding: 2010 - 12,492,535 2009 -12,089,474	125	121
Capital in excess of par value	207,686	195,209
Cumulative net income	369,482	357,294
Cumulative dividends	(433,877)	(411,662)

Total Universal Health Realty Income Trust Shareholders’ Equity	143,416	140,962
Third-party equity interests	190	222

Total Equity	143,606	141,184

Total Liabilities and Equity	$227,175	$228,825